SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2005

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.

On November 22, 2005, Massey Energy Company (the “Registrant”) issued a press release that announced that the Registrant has commenced a cash tender offer for any and all of its outstanding $220.1 million in aggregate principal amount of 6.95% Senior Notes due 2007 and a cash tender offer for any and all of its outstanding $132.0 million in aggregate principal amount of 4.75% Convertible Senior Notes due 2023. In addition, the Registrant announced that it has commenced an exchange offer for any and all of its outstanding $175.0 million in aggregate principal amount of 2.25% Convertible Senior Notes due 2024. The Registrant also announced that, as a part of its current refinancing efforts, it proposes to make a private offering of $725.0 million in aggregate principal amount of senior notes. The Registrant intends to use the proceeds of the proposed offering to fund the purchase of the 6.95% Notes in connection with the 6.95% Notes tender offer, the redemption of any of the 6.95% Notes that are not tendered in the 6.95% Notes tender offer, the purchase of the 4.75% Convertible Notes in connection with the 4.75% Convertible Notes tender offer, the cash payment related to the exchange offer for the 2.25% Convertible Notes and for general corporate purposes. The Registrant’s press release dated November 22, 2005 is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated November 22, 2005 issued by the Registrant entitled “Massey Energy Announces Tender Offer and Consent Solicitation for Its 6.95% Senior Notes Due 2007, Tender Offer for Its 4.75% Convertible Senior Notes Due 2023, Exchange Offer for Its 2.25% Convertible Senior Notes Due 2024, and Proposed Private Offering of $725.0 million of Senior Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 22, 2005	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

99.1	Press release dated November 22, 2005 issued by the Registrant entitled “Massey Energy Announces Tender Offer and Consent Solicitation for Its 6.95% Senior Notes Due 2007, Tender Offer for Its 4.75% Convertible Senior Notes Due 2023, Exchange Offer for Its 2.25% Convertible Senior Notes Due 2024, and Proposed Private Offering of $725.0 million of Senior Notes.”